UNISYS CORPORATION

The Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan
                    Restricted Stock Unit Agreement

       Unisys Corporation, a Delaware corporation (the "Company" or "Unisys"), hereby grants to the participant named below (the "Participant") an award (the "Award") of restricted stock units in accordance with Section 9 of The Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan (the "Plan"). Each restricted stock unit (hereinafter referred to as a "Restricted Stock Unit" or "Unit") represents an obligation of the Company to pay to the Participant up to a maximum of one and one-half shares of Company Common Stock on (i) the applicable vesting date or (ii) such earlier date as payment may be due under this agreement (the "Agreement"), for each Unit that vests on such date, provided that the conditions precedent to such payment have been satisfied.

            Participant:                        FULL NAME

            Employee ID:                        PEOPLE SOFT ID NUMBER

            Number of Restricted Stock Units
            Subject to Time-Based Vesting:

            Number of Restricted Stock Units
            Subject to Performance-Based
            Vesting:

            Total Number of Restricted
            Stock Units Awarded:                NUMBER OF UNITS

            Date of Grant:                      GRANT DATE

            Vesting Schedule:                   The Vesting Schedule for time-
                                                based and performance-based
                                                Units is set forth in Appendix A
                                                to this Agreement.

       Except as otherwise expressly provided in this Agreement, the Award is made under, and is subject to, the terms of the Plan. (Unless otherwise provided herein, capitalized terms in this Agreement have the same meaning as ascribed to such terms in the Plan.) The terms of the Award are as follows:

1. This Agreement must be executed by the Participant and duly returned in its entirety to Equity Agreement Administration, c/o Office of the General Counsel, MS E8-114, Unisys Corporation, Unisys Way, Blue Bell, PA 19424, in order to become effective. This Agreement will have no force or effect whatsoever if it is not executed and received in its entirety on or before AGREEMENT RETURN DATE.

2. The Participant's right to any payment under this Award may not be assigned, transferred (otherwise than by will or the laws of descent and distribution), pledged or sold.

3. Except as otherwise provided under the terms of the Plan or this Agreement, all Restricted Stock Units awarded under this Agreement that have not vested will be forfeited and all rights of the Participant with respect to such Units will terminate without any payment by the Company upon Termination of Employment by the Participant prior to the applicable vesting date for such Units, as set forth in Appendix A (the "Vesting Date").

4. If Termination of Employment (other than for cause or for a reason that is comparable to termination for cause under local law) occurs after the Participant has attained age 55 and completed five years of service with the Company and/or its Subsidiaries or Affiliates, Participant (or Participant's Beneficiary in the case of Participant's death after Termination of Employment as set forth in this paragraph 4) shall continue to vest in any unvested time-based Units after Termination of Employment in accordance with the vesting schedule for such Units, as set forth in Appendix A. For purposes of the Award, the Committee shall have the exclusive discretion to determine if and when Termination of Employment has occurred for cause or for a reason that is comparable to termination for cause under local law.

5. In the event of a Change in Control prior to the Vesting Date, the Participant, if still in the active employment of the Company, a Subsidiary or an Affiliate as of the date of the Change in Control, will receive a payment with respect to each Unit not vested as of the date of the Change in Control, as follows:

       a. Any time-based Units not vested as of the date of the Change in Control will become fully vested and the shares of Company Common Stock subject to Participant's time-based Units will be issued to the Participant.

       b. Any performance-based Units will become payable pursuant to the rules under Section 11(a)(4) of the Plan, provided, however, that, notwithstanding any language to the contrary in Section 11(a)(4) of the Plan, the Units will be paid only in shares of Company Common Stock. If such payment were to result in the issuance of a fractional share of Company Common Stock, such payment will be rounded down to the nearest whole share.

6. Each payment that may become due hereunder shall be made only in shares of Company Common Stock, provided, however, that if such payment were to result in the issuance of a fractional share of Company Common Stock, such payment will be rounded up to the nearest whole share. Such shares will be issued to the Participant (or to Participant's Beneficiary if the Company has been properly notified of the Participant's death after Termination of Employment as set forth in paragraph 4) as soon as practicable after the relevant Vesting Date, but in any event, within the period ending on the later to occur of the date that is two and one-half months from the end of (i) Participant's tax year that includes the Vesting Date, or (ii) the Company's tax year that includes the Vesting Date.

7. This Agreement has been made in and shall be construed under and in accordance with the laws of the Commonwealth of Pennsylvania.

8. The greatest assets of Unisys* are its employees, technology and customers. In recognition of the increased risk of unfairly losing any of these assets to its competitors, Unisys has adopted the following policy. By accepting this Award, Participant agrees that:

       a. During employment and for twelve months after leaving Unisys, Participant will not: (a) directly or indirectly solicit or attempt to influence any employee of Unisys to terminate his or her employment with Unisys, except as directed by Unisys; (b) directly or indirectly solicit or divert to any competing business any customer or prospective customer to which Participant was assigned during the eighteen months prior to leaving Unisys; or
(c) perform services for any Unisys customer or prospective customer, of the type Participant provided while employed by Unisys for any Unisys customer or prospective customer for which Participant worked during the eighteen months prior to leaving Unisys.

       b. Participant previously signed the Unisys Employee Proprietary Information, Invention and Non-Competition Agreement in which he or she agreed not to disclose, transfer, retain or copy any confidential or proprietary information during or after the term of Participant's employment, and Participant acknowledges his or her continuing obligations under that agreement. Attached is a copy of the agreement reminding Participant of these important obligations.

       c. Participant agrees that Unisys shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, in the event of a breach of the covenants contained in this paragraph 8.

       d. Participant agrees that Unisys may assign the right to enforce the non-solicitation and non-competition obligations of Participant described in paragraph 8(a) to its successors and assigns without any further consent from Participant.

       e. The provisions contained in this paragraph 8 shall survive the termination of Participant's employment and may not be modified or amended except by a writing executed by Participant and the Chairman of the Board of Unisys Corporation.

------
* For purposes of this paragraph 8, the term Unisys shall include the Company and all of its Subsidiaries and Affiliates.


9. In accepting the Award, Participant acknowledges that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement; (ii) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Units, or benefits in lieu of Units even if Units have been granted repeatedly in the past; (iii) all decisions with respect to future awards, if any, will be at the sole discretion of the Committee; (iv) Participant's participation in the Plan shall not create a right to further employment with Participant's employer and shall not interfere with the ability of Participant's employer to terminate Participant's employment relationship at any time with or without cause; (v) Participant's participation in the Plan is voluntary; (vi) the Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or Participant's employer, and that is outside the scope of Participant's employment contract, if any; (vii) the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or Participant's employer;
(viii) in the event that Participant is not an employee of the Company, the Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Award will not be interpreted to form an employment contract with Participant's employer or any Subsidiary or Affiliate of the Company; (ix) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (x) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the shares of Stock received when the Award becomes vested resulting from Termination of Employment by the Company or Participant's employer (for any reason whatsoever and whether or not in breach of local labor laws), and Participant irrevocably releases the Company and Participant's employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (xi) except as otherwise provided by the Committee, in the event of Termination of Employment (whether or not in breach of local labor laws), Participant's right to receive an Award and vest in the Award under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the Award; (xii) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant's participation in the Plan, or the Participant's acquisition or sale of the underlying shares of Company Common Stock; and
(xiii) Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant's participation in the Plan before taking any action related to the Plan.

10. Regardless of any action the Company or Participant's employer takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant's responsibility and that the Company and/or Participant's employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Award, the subsequent sale of the shares of Common Stock received upon vesting of the Award and the receipt of any dividends; and
(b) do not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate Participant's liability for Tax-Related Items.

     Prior to the date on which the Award vests, Participant shall pay or make adequate arrangements satisfactory to the Company and/or Participant's employer to satisfy all withholding obligations of the Company and Participant's employer. In this regard, Participant authorizes the Company and/or Participant's employer to withhold all applicable Tax-Related Items legally payable by Participant from any wages or other cash compensation paid to Participant by the Company and/or Participant's employer or from proceeds of the sale of shares of Common Stock. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of shares of Common Stock that Participant is due to receive upon vesting of the Award to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares of Common Stock, provided that the Company only withholds the amount of shares necessary to satisfy the minimum withholding amount. Finally, Participant shall pay to the Company or Participant's employer any amount of Tax-Related Items that the Company or Participant's employer may be required to withhold as a result of Participant's participation in the Plan or Participant's receipt of shares of Common Stock that cannot be satisfied by the means previously described within 90 days of any tax liability arising.

11. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant's personal data as described in this Agreement by and among, as applicable, Participant's employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Participant's participation in the Plan.

     Participant understands that the Company and Participant's employer may hold certain personal information about Participant, including, but not limited to, Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries and Affiliates, details of all Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor, for the exclusive purpose of implementing, administering and managing the Plan ("Personal Data"). Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant's country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than Participant's country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant's local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant's participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any shares of Common Stock received upon vesting of the Award. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant's participation in the Plan. Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant's local human resources representative. Participant understands that refusal or withdrawal of consent may affect Participant's ability to realize benefits from the Award. For more information on the consequences of the Participant's refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

13. The Company may, in its sole discretion, decide to deliver any documents related to the Award made under the Plan or future awards that may be made under the Plan by electronic means or request Participant's consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A of the Code.
The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no Awards become subject to the requirements of Section 409A of the Code, provided, however, that the Company makes no representation that this Award is not subject to Section 409A of the Code nor makes any undertaking to preclude Section 409A of the Code from applying to this Award.

15. For purposes of litigating any dispute that arises under this Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Pennsylvania, agree that such litigation shall be conducted in the courts of Montgomery County in the Commonwealth of Pennsylvania, or the federal courts of the United States for the Eastern District of Pennsylvania, where this Award is made and/or to be performed.


                                                UNISYS CORPORATION


                                                By ___________________________
                                                   President and
                                                   Chief Executive Officer





ONLINE ACCEPTANCE ACKNOWLEDGMENT:

I hereby accept my 2006 restricted stock unit award ("RSU Award") granted to me in accordance with and subject to the terms and conditions of my 2006 Restricted Stock Unit Agreement and Appendix A (collectively, the "Agreement"), the terms and conditions of The Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan. I acknowledge that I have read and understand the terms of the Agreement, and that I am familiar with and understand the terms of The Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan, and that I agree to be bound thereby and by the actions of the Compensation Committee and of the Board of Directors of Unisys Corporation. I acknowledge that the Agreement and other 2006 RSU Award materials were delivered or made available to me electronically and I hereby consent to the delivery of my 2006 RSU Award materials, and any future materials relating to my RSU Awards, in such form. I also acknowledge that I am accepting my 2006 RSU Award electronically and that such acceptance has the same force and effect as if I had signed and returned to Unisys Corporation a hard copy of the Agreement noting that I had accepted the 2006 RSU Award.




ONLINE REJECTION ACKNOWLEDGMENT:

I hereby reject my 2006 restricted stock unit award ("RSU Award") granted to me in accordance with and subject to the terms and conditions of my 2006 Restricted Stock Unit Agreement and Appendix A (collectively, the "Agreement"), the terms and conditions of The Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan. I acknowledge that I have read and understand the terms of the Agreement, and that I am familiar with and understand the terms of The Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan.
I acknowledge that the Agreement and other 2006 RSU Award materials were delivered or made available to me electronically and I hereby consent to the delivery of my 2006 RSU Award materials, and any future materials relating to my RSU Awards, in such form. I also acknowledge that I am rejecting my 2006 RSU Award electronically and that such rejection has the same force and effect as if I had signed and returned to Unisys Corporation a hard copy of the Agreement noting that I had rejected the 2006 RSU Award. I acknowledge that I have been encouraged to discuss this matter with my financial, legal and tax advisors and that this rejection is made knowingly. I further acknowledge that by rejecting the 2006 RSU Award, I will not be entitled to any payment or benefit in lieu of the 2006 RSU Award.

                             UNISYS CORPORATION

   The Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan

                      Restricted Stock Unit Agreement


                                  APPENDIX A


This Appendix sets forth the procedure for determining whether and when the Restricted Stock Units described in the Restricted Stock Unit Agreement will vest. The Vesting Schedule depends on whether the Units are:

- Time-Based; or
- Performance-Based.


TIME-BASED UNITS
----------------

The shares of Unisys Corporation Common Stock subject to the Time-Based Units criteria will vest on the 1st, 2nd and 3rd anniversaries of the Date of Grant as set forth in the table below:

Vesting Date                  Number of Units That Vest into Shares
------------------            -------------------------------------

1st anniversary of            1/3 of Number of Restricted Stock Units
Date of Grant                 Subject to Time-Based Vesting

2nd anniversary of            1/3 of Number of Restricted Stock Units
Date of Grant                 Subject to Time-Based Vesting

3rd anniversary of            1/3 of Number of Restricted Stock Units
Date of Grant                 Subject to Time-Based Vesting


Time-Based Units vest on a one share per Unit basis. The delivery of shares of Unisys Corporation Common Stock will be made as of or within a reasonable time following the Vesting Date set forth in the chart above and in no event later than (i) the end of the calendar year in which the Vesting Date occurs or, if later, (ii) the date occurring 2 1/2 months following the Vesting Date.


PERFORMANCE-BASED UNITS
-----------------------

The shares of Unisys Corporation Common Stock subject to the Performance-Based Units criteria will vest upon the achievement of financial performance goals established by the Compensation Committee of the Board ("Performance Goals"). Furthermore, shares subject to Performance-Based Units criteria will vest depending upon achievement of Performance Goals during the applicable period of time at a rate of 0 to 1.5 shares issued per Performance-Based Unit granted. Units that do not convert to shares based on performance-based vesting criteria (i.e., if performance is Below Threshold) will be cancelled on the vesting date.

The shares of Unisys Corporation Common Stock subject to the Performance-Based Units vesting criteria will vest on the dates and per the vesting schedules as described in the tables below:

                                                             Number of Units
                                Number of Units              Subject to Vesting
                                Subject to Vesting           Based on Revenue
                                Based on Pre-Tax Profit      Growth Rate and
Performance   Vesting           and Cumulative               Cumulative Average
Period        Date              Pre-Tax Profit               Revenue Growth Rate
-----------   -------           -----------------------      -------------------

2006          1st               1/6 of Number of             1/6 of Number of
              anniversary of    Restricted Stock Units       Restricted Stock
              Date of Grant     Subject to                   Units Subject to
                                Performance-Based Vesting    Performance-Based
                                                             Vesting

2006-2007     2nd               1/6 of Number of             1/6 of Number of
              anniversary of    Restricted Stock Units       Restricted Stock
              Date of Grant     Subject to                   Units Subject to
                                Performance-Based Vesting    Performance-Based
                                                             Vesting

2007-2008     3rd               1/6 of Number of             1/6 of Number of
              anniversary of    Restricted Stock Units       Restricted Stock
              Date of Grant     Subject to                   Units Subject to
                                Performance-Based Vesting    Performance-Based
                                                             Vesting

===============================================================================



                                            Vesting Metric
                                          ------------------
                                                                Conversion Rate
                                                      Revenue   Applied to Units
Performance  Vesting      Performance    Pre-Tax      Growth    Vesting Into
Tranche      Date         Level          Profit(1)(2) Rate(2)   Shares(4)
===========  =======      ===========    ============ =======   ================
2006        1st           Below          < $___M      < ___%     0.0 shares
            anniversary   Threshold                              per Unit
            of Date of
            Grant
                          Threshold      $___M        ___%       0.5 shares
                                                                 per Unit

                          Target         $___M        ___% (3)   1.0 share
                                                                 per Unit

                          Maximum        $___M        ___% (3)   1.5 shares
                                                                 per Unit

=============================================================================

                                            Vesting Metric
                                          ------------------
                                                      Cumulative
                                                      Average    Conversion Rate
                                         Cumulative   Revenue    Applied to
Performance  Vesting      Performance    Pre-Tax      Growth     Units Vesting
Tranche      Date         Level          Profit(1)(2) Rate(2)    Into Shares(4)
===========  =======      ===========    ============ =======   ================
2006-2007   2nd           Below          < $___M      < ___%     0.0 shares
            anniversary   Threshold                              per Unit
            of Date of
            Grant
                          Threshold      $___M        ___%       0.5 shares
                                                                 per Unit

                          Target         $___M        ___% (3)   1.0 share
                                                                 per Unit

                          Maximum        $___M        ___% (3)   1.5 shares
                                                                 per Unit


2006-2008   3rd           Below          < $___M      < ___%     0.0 shares
            anniversary   Threshold                              per Unit
            of Date of
            Grant
                          Threshold      $___M        ___%       0.5 shares
                                                                 per Unit

                          Target         $___M        ___% (3)   1.0 share
                                                                 per Unit

                          Maximum        $___M        ___% (3)   1.5 shares
                                                                 per Unit

===============================================================================
(1) Pre-Tax Profit results after accrual for bonus under the company's incentive plans for the applicable years and during the performance periods.

(2) The Unisys financial performance targets are subject to CEO discretion and Committee review for one-time extraordinary items, such as gains or losses from divestitures, pension expense, and impact of restructuring charges.

(3) Target and Maximum revenue growth rates for the 2006 performance tranche is based on the growth rate needed to achieve the operating plan Scenario B for 2006 with a baseline of 2005 actual revenue less a half-year of divested revenue under operating plan Scenario B.

(4) Shares per unit ratios at performance levels between threshold and target and between target and maximum will be interpolated on a straight-line basis.

(5) Target cumulative average revenue growth rates for the 2006 - 2007 and 2006
- 2008 performance tranches are based on the cumulative average growth rate needed to achieve the operating plan Scenario B for 2007 and 2008 with a baseline of 2005 actual revenue less a full year of divested revenue under operating plan Scenario B.


EXAMPLE OF RESTRICTED STOCK UNIT VESTING
-----------------------------------------

Assume a grant of 6,000 Restricted Stock Units:

* 25% (1,500) are time-based and one-third (500) vests annually over 3 years beginning on the first anniversary of the date of grant;

* 75% (4,500) are performance-based: 50% of these (2,250) are based on pre-tax profit growth and the other 50% (2,250) are based on revenue growth; and

* Under the current vesting provisions, the maximum number of Time-Based Units that could vest is 1,500, and the maximum number of Performance-Based Units that could vest is 6,750.

The chart below shows the vesting based on the following illustrative financial results:


                                                  Example Revenue   Units Vested
               Example Pre-     Units Vested      Growth Rate or    Into Shares
               Tax Profit or    Into Shares       Cumulative        Based on
               Cumulative       Based on          Average           Revenue
Performance    Pre-Tax Profit   Pre-Tax Profit    Revenue Growth    Growth Rate
Period         Achieved (1)     Achieved          Rate Achieved(1)  Achieved
-----------    --------------   --------------    ----------------  -----------
2006            $___M            1.5 Shares           ___%           .75 Share
                                 per Unit                            per Unit

2006 - 2007     $___M             .75 Share           ___%           0 Shares
                                 per Unit                            per Unit

2006 - 2008     $___M            1.0 Share            ___%           1.0 Share
                                 per Unit                            per Unit
===============================================================================
(1) All financial numbers provided are for illustrative purposes only


      SAMPLE VESTING CHART FROM 2006 ANNUAL RESTRICTED STOCK UNIT GRANT
      -----------------------------------------------------------------
                              March      March      March     Vesting     Target
Vesting Date:                 2007       2008       2009      Total       Total
-------------                 -----      -----      -----     -------     ------

Performance Period For                   2006 to    2006 to
Performance-Based Units:      2006       2007       2008

Time-Based Number of
Units/Shares:                  500   +    500   +    500   =   1,500   =   1,500

Target Number of Units:        750   +    750   +    750               =   2,250

Pre-Tax Profit-Based Units
to Shares Conversion Rate:     1.5        .75        1.0
                               ---        ---        ---

Pre-Tax Profit-Based Units
Vested into Shares:          1,125   +    563   +    750   =   2,438
                             =====        ===        ===

Target Number of Units         750   +    750   +    750               =   2,250

Revenue-Based Units
to Shares Conversion Rate:     .75          0        1.0
                               ---          -        ---

Revenue-Based Units
Vested into Shares:            563   +      0   +    750   =   1,313
                               ===          =        ===

Total Number of Shares
That Vest:                                                     5,251